Exhibit 99.1

SILVERGATE AND EJF CAPITAL FORM JOINT FINTECH VENTURE FUND

The EJF Silvergate Ventures Fund is focused on early-stage fintech companies in digital currency, payments, banking and specialty finance sectors

LA JOLLA, Calif. & WASHINGTON, D.C.– December 16, 2021 – Silvergate Capital Corporation (“Silvergate”) (NYSE: SI), the leading provider of innovative financial infrastructure solutions to the digital currency industry, and EJF Capital LLC (“EJF”), a global institutional alternative asset management firm, today announced the launch of the EJF Silvergate Ventures Fund (the “Fund”), a joint investment vehicle focused on early-stage fintech companies, digital currencies and payments, as well as banking and specialty finance technology.

The EJF Silvergate Ventures Fund will seek to invest in early-stage operating companies, which are developing technologies that are poised for broad adoption in finance, such as real-time payments, digital assets, banking-as-a-service, regtech, and AI-based credit decisioning. The Fund will leverage Silvergate’s expertise and success in the digital currency industry and EJF’s seasoned, global financial services and fintech investment team, relationships and expertise across the banking, regulatory and financial services sector to deliver credible, strategic guidance and capital to early-stage start-ups.

“We’re thrilled to participate in this joint venture with EJF. Their investment strategy and financial services industry expertise align with our mission to create a financial system that is safe, fair and rewarding for everyone,” said Alan Lane, Silvergate CEO. “At Silvergate, we’ve had the privilege to serve entrepreneurs in niche industries for over 20 years, which ultimately led us to bank digital currency industry pioneers. We believe in entrepreneurs and their power to help the digital currency industry reach its full potential.”

“Silvergate and EJF recognize the urgent need for capital to support entrepreneurs who will modernize the existing financial system and reshape global commerce,” said EJF co-Founder and co-Chief Executive Officer, Neal Wilson. “Through the EJF Silvergate Ventures Fund, we can provide a truly dynamic venture capital experience rooted in collaboration, passion and a strong belief in the entrepreneurial spirit.”

“The financial industry is undergoing a transformation facilitated by the growth of digital currency and the adoption of blockchain enabled technologies,” said Jonathan Bresler, Partner and Managing Director at EJF Capital. “As this ecosystem rapidly evolves into a subset of financial services with operational utility, significant investments will be required to build the infrastructure necessary to bridge the gap between the legacy financial system and the financial system of the future. We are delighted to partner with Silvergate and believe that their digital currency and regulatory expertise will be highly complementary to our investment process.”

For more information on EJF Silvergate Ventures Fund, visit ejfsilvergateventures.com.

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About Silvergate
Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital currency companies and investors around the world. Silvergate is enabling the rapid growth of digital currency markets and reshaping global commerce for a digital currency future.

About EJF Capital LLC
EJF Capital LLC is a global alternative asset management firm headquartered outside of Washington, D.C. with offices in London, England and Shanghai, China. As of September 30, 2021, EJF manages approximately $5.7 billion across a diverse group of alternative asset strategies. EJF has approximately 75 employees, including a seasoned investment team of approximately 30 professionals with significant experience in banks, financials, fintech, and real estate. The firm was founded in 2005 by Manny Friedman and Neal Wilson and has focused on regulatory event-driven investment themes since inception.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “goal,” “target,” “would,” “aim” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the SEC. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Investor Relations Contact:
Hunter Stenback
(858) 200-3782
investors@silvergate.com

Media Contacts:
For EJF Capital:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-4170

For Silvergate:
Conor Shea
press@silvergate.com